UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Definitive Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

Organic Alliance, Inc.
(Name of Registrant as specified in Its Charter)

Payment of filing fee (check the appropriate box):

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

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ORGANIC ALLIANCE, INC.
401 MONTEREY STREET, SUITE 202
SALINAS, CA 93901

_______________, 2010

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our Stockholders:

This Information Statement is being mailed on or about November __, 2010 to the holders of record of the outstanding common stock of Organic Alliance, Inc., a Nevada corporation, as of the close of business on November 2, 2010 (the “Record Date”).

On the Record Date, our Board of Directors and our stockholders holding a majority of our common stock (the “Voting Stockholders”) approved an amendment to our Articles of Incorporation (the “Charter Amendment”) to increase in the number of authorized shares of our common stock from 60,000,000 shares to 2,000,000,000 shares.

The approval of the Charter Amendment by the Voting Stockholders satisfies the applicable voting requirement under the Nevada Revised Statutes.  Accordingly, your vote or consent is not requested or required to approve the Charter Amendment.

Under the rules of the Securities and Exchange Commission, the Charter Amendment may be effected no earlier than 20 calendar days after the date on which we send or give this Information Statement to our stockholders.  We intend to implement the Charter Amendments by filing an amendment to our Articles of Incorporation with the Nevada Secretary of State on or shortly after such date.

This Information Statement shall be considered the notice required under the Nevada Revised Statutes.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.

By Order of the Board of Directors: By: /s/ Parker Booth Parker Booth, Chief Executive Officer

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about November __, 2010 to the holders of record of the outstanding common stock of Organic Alliance, Inc., a Nevada corporation, as of the close of business on November 2, 2010 (the “Record Date”).  No dissenter’s rights are afforded to our stockholders under Nevada law in connection with the corporate actions described below.

APPROVAL OF CHARTER AMENDMENTS

On the Record Date, our Board of Directors and our stockholders holding a majority of our common stock (the “Voting Stockholders”) approved an amendment to our Articles of Incorporation (the “Charter Amendment”) to increase in the number of authorized shares of our common stock from 60,000,000 shares to 2,000,000,000 shares.  The form of amendment to our Articles of Incorporation is attached hereto as Exhibit A.

RECORD DATE, EFFECTIVENESS

As of the Record Date, there were 55,674,374 shares of our common stock issued and outstanding.  The common stock constitutes the only outstanding class of voting securities of our company.  Each share of common stock entitles the holder to one vote on all matters submitted to the stockholders.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Charter Amendment will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders.  We anticipate that the actions contemplated herein will be effected on or about ______________, 2010.

EXPENSES

We will bear the expenses relating to this Information Statement, including expenses in connection with its preparation and mailing, and all documents that now accompany or may in the future supplement it.  We will request brokerage houses, custodians, nominees, and fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by such persons and we will reimburse them for their reasonable out-of-pocket expenses incurred in forwarding such material.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive offer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment of our Articles of Incorporation to increase our authorized commons stock from 60,000,000 to 2,000,000,000 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock, as of the Record Date. by:  (i) each person who, to our knowledge, beneficially owns more than 5% of the currently outstanding shares of our common stock; (ii) each of our directors; (iii) each of the executive officers; and (iv) all of our directors and executive officers as a group.

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

Name (and Address of 5% Holders)	Number of Shares of Common Stock Owned	Percentage

Parker Booth, CEO, CFO, and Director	20,964,545 (1)	37.6%
Michael J. Rosenthal, Director	6,004,886	10.8%
Alicia Smith Kriese, Director	1,074,500	1.9%
Mark Klein, Director	350,000	0.6%
Mathis Family Partners 2560 W. Main Street, Suite 200 Littleton, CO 80120	3,640,000 (2)	6.5%
Thomas Morrison 40 Birchwood Drive Princeton, NJ 08540	3,765,250	6.8%
Executive Officers and Directors as a group (4 persons)	28,393,931	51%

(1)  Excludes 675,000 shares underlying common stock purchase options held by Mr. Booth
(2)  Includes 3,360,000 shares underlying common stock purchase warrants held by Mathis Family Partners

On November 1, 2010, we entered into common stock purchase agreements with each of Parker Booth, our Chief Executive Officer and Chief Financial Officer and a director of our company, and Michael Rosenthal, a director of our company.   Mr. Booth purchased 18,819,545 shares of our common stock for a purchase price of $376,390.90.  As full payment of the purchase price, the debt evidenced by our promissory note held by Mr. Booth, in the principal amount of $605,185, was reduced by an amount equal to the purchase price.  Mr. Rosenthal purchased 4,704,866 shares of our common stock for a purchase price of $94,097.72.  As full payment of the purchase price, the debt evidenced by our promissory note held by Mr. Rosenthal, in the principal amount of $100,000, was reduced by an amount equal to the purchase price.

As a result of the transactions pursuant to the purchase agreements, Parker Booth and Michael Rosenthal own, respectively, 20,964,545 shares (37.6%) and 6,004,886 (10.8%) of the outstanding common stock of our company (combined 48.4%).  When combined with shares of our common stock owned by the two other directors of our company (Alicia Smith Kriese and Mark Klein), the directors as a group own 28,393,931 shares (51%) of our common stock.

AMENDMENT OF CHARTER, BYLAWS OR OTHER DOCUMENTS

On the Record Date, our Board of Directors and the Voting Stockholders approved an amendment to our Articles of Incorporation to increase in the number of authorized shares of our common stock from 60,000,000 shares to 2,000,000,000 shares.   Our Board believes that the increase in authorized common shares would provide us greater flexibility with respect to our capital structure for such purposes as attracting qualified employees, additional equity financings and stock based acquisitions.

The increase in the authorized number of shares of our common stock could have a number of effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares.  The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of our company more difficult.  For example, additional shares could be issued so as to dilute the stock ownership or voting rights of persons seeking to obtain control of our company.  Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  We are not aware of any attempt, or contemplated attempt, to acquire control of our company, and the Charter Amendment is not being effected with the intent that it be utilized as a type of anti- takeover device.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file reports and other information with the Securities and Exchange Commission (“SEC”).  Certain of our SEC filings are available over the Internet at the SEC’s EDGAR archives at http://www.sec.gov.

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address.  We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder.  A stockholder who wishes to receive a separate copy of the Information Statement may make such a request in writing to the Board of Directors of Organic Alliance, Inc., 401 Monterey Street, Suite 202, Salinas, CA 93901.

By Order of the Board of Directors

By: /s/ Parker Booth
Parker Booth, Chief Executive Officer

EXHIBIT A

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT
ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
1. Name of corporation:

Organic Alliance, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Section 1 of Article III   has been amended in its entirety to read as follows:

1. Authorized Shares of Common Stock. The aggregate number of shares of stock which the corporation shall have authority to issue is 2,000,000,000 shares of common stock, par value $.0001 per share. The shares of this class of common stock shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Nevada Revised Statutes. The shares of this class shall also be entitled to receive the net assets of the corporation upon dissolution.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:     51%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ Parker Booth
Signature of Officer   Parker Booth, CEO

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised 3-6-09